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                                                                    EXHIBIT 10.1

                        Amendment to Employment Agreement

      Effective January 1, 2003, the parties, Standard Management Corporation (herinafter the "Company"), and Ronald D. Hunter (hereinafter "Executive"), entered an Employment Agreement, a copy of which is attached. The parties have decided to amend Section 5 of that Agreement (and that Section only and only to the extent set forth below), with the amendments to be effective as of January 1, 2005.

      Section 5(a) is amended to reflect that, effective January 1, 2005, Executive's annual base salary shall be Five Hundred Sixty-Six Thousand One Hundred Twenty Dollars ($566,120).

      Section 5(b) is modified to delete the following sentence: "Provided, however, that in no event shall Executive's bonus be less than ten (10%) of Executive's annual base salary for the then current year." The below paragraph shall replace former Section 5(b):

            (b) In addition to base salary, within ninety (90) days after the end of each fiscal year of the Company, Executive shall be entitled to receive a bonus equal to three percent (3%) of the Company's earnings, on a consolidated basis, before interest and taxes for such fiscal year of the Company. The bonus shall be calculated from the books and records of the Company and its affiliates, which shall be kept in accordance with generally accepted accounting principles applied by the Company in the preparation of its financial statements. In addition to the bonus described above, Executive may receive additional bonuses based upon his performance in his executive and management capacity. The amounts of such bonus increases shall be determined by the Board of Directors of the Company or the Compensation Committee.

      Although this Amendment is being executed on August 25, 2005, the parties acknowledge and agree that this Amendment is effective as of January 1, 2005.

            IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement on August 25, 2005.

"Company"                                    "Executive"

STANDARD MANAGEMENT
CORPORATION

By: /s/ Michael G. Browning                  /s/ Ronald D. Hunter
    __________________________________       ________________________________
    Michael G. Browning                      Ronald D. Hunter
    Chairman, Compensation Committee